Exhibit 99.1

Sky Technologies Provides Fourth Quarter and Fiscal Year 2021 Corporate Update

Closes Successful $23.1 Million IPO and Commences Trading on the Nasdaq

Miami, FL, March 8, 2022 – SQL Technologies Corp. (NASDAQ: SKYX) (“Sky Technologies” or “the Company”), a Company significantly enhancing safety in homes and buildings as well as smart home lifestyle, with highly disruptive smart platform technologies and over 60 issued and pending patents globally, today reported its financial results for the fourth quarter ended December 31, 2021

Fourth Quarter 2021 and Subsequent Operational Highlights:

●	On February 10, 2022, successfully completed its upsized $23.1 million initial public offering (IPO) on the Nasdaq Capital Market, selling 1,650,000 shares of common stock to the public at $14 per share.
●	Announced the upcoming launch of the new universal SkyPlug, the SkyHome App and the smart connected SkyPlug, as well as an accompanying line of GE-branded smart ceiling fans and lighting fixtures, in the first half of 2022.
●	Positioning for the public launch of Sky Platform, the Company’s all-in-one smart home solution, in the second half of 2022.
●	As of December 31, 2021, the Company’s cash and cash equivalents were approximately $10.4 million, which excludes net proceeds from its February 2022 IPO.

The full text of the Company’s 2021 Annual Report on Form 10-K was filed with the SEC on March 8, 2022 and can be found here.

Management Commentary

“The fourth quarter of 2021 represented a transformational period for Sky Technologies, building the foundation for our transition to a public company – further accelerated by the infusion of new capital from our IPO to expedite our commercialization pathway,” said Rani Kohen, Executive Chairman of Sky Technologies. “We believe our Nasdaq listing will help elevate the Company’s public profile, expand our shareholder base, improve liquidity and enhance shareholder value. The net proceeds to Sky Technologies from the offering amounted to $20 million,

“Launch of our next-generation SkyPlug and Sky Platform product lines are moving ahead, and we anticipate coming to market with both products this year. The SkyPlug enables consumers to install plug-and-play smart home fixtures into a receptacle quickly and safely without the need for a professional installer, and the Sky Platform is an all-in-one smart home solution, integrating several smart home & safety features such as a motion sensor, security camera and Wi-Fi extender. We believe our breakthrough platform technology has the ability to become the standard for smart home and office fixtures, with countless applications and potential addressable installations in the billions globally.

“Moving into 2022 we expect to launch our new universal SkyPlug, our SkyHome App, and our smart SkyPlug, as well as an accompanying line of smart ceiling fans and lighting fixtures leveraging GE-branding through our branding and licensing partnership with General Electric, in the first half of 2022. This will be followed by the launch of our widely anticipated, all-in-one Sky Platform in the second half of 2022. In anticipation, we are ramping our go-to-market strategy to include public relations and marketing campaigns that emphasize education of our products and how they can be used to create safer and smarter homes. We expect to provide additional announcements on our product launch timeline in the coming months – helping to create sustainable, long-term value for our shareholders.”

FY 2021 Financial Results

Selling, general and administrative expenses in 2021 were $5.1 million, as compared to $8.7 million for the prior year.

Net loss in 2021 decreased to $5.9 million, as compared to a net loss of $9.4 million for the prior year.

Cash and cash equivalents totaled $10.4 million as of December 31, 2021, excluding net proceeds from its IPO completed in February 2022.

There will be no earnings call related to the Company’s 2021 annual report.

About SQL Technologies Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the standard.

SQL Technologies Corp. (NASDAQ: SKYX) d/b/a Sky Technologies has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com or follow us on LinkedIn

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, outlook, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors, many of which have been, and may further be, exacerbated by the COVID-19 pandemic, that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements about: the Company’s ability to successfully launch, develop additional features and achieve market acceptance of its smart products and technologies, access and integrate its products and technologies with third-party platforms or technologies, respond to rapidly changing technology and customer demands, and compete in its industry; the Company’s financial performance and liquidity, including the Company’s ability to successfully generate sufficient revenue to support its operations; the Company’s ability to expand, operate and successfully manage its operations, including managing its business transformation in connection with evolving its business strategy to focus on smart products and technologies; the Company’s ability to raise additional financing to support its operations as needed; the Company’s ability to comply with the terms of, and timely repay, its current debt financing; the impact of the COVID-19 pandemic on the Company’s business and operations; the Company’s reliance on a limited number of third-party manufacturers and suppliers and its ability to successfully reduce its production costs; the Company’s potential dependence upon a limited number of customers and/or on contracts awarded through competitive bidding processes; any downturn in the cyclical industries in which the Company’s customers operate; the Company’s ability to acquire other businesses, license rights, form alliances or dispose of operations when desired; the Company’s ability to comply with regulations relating to applicable quality standards; the Company’s ability to maintain its license agreement with General Electric (GE); the Company’s ability to maintain, protect and enhance its intellectual property; the potential outcome of any legal proceedings; the Company’s ability to successfully sell and distribute its products and technologies; the Company’s ability to retain key executives and qualified personnel; the Company’s ability to successfully manage its planned development and expansion, including the additional costs of being a public company; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the potential impact of unstable market and economic conditions on the Company’s business, financial condition and stock price; the potential impact of cybersecurity breaches or disruptions to the Company’s information systems, including its cloud-based infrastructure; the potential impact of natural disasters and other catastrophic events, such as the COVID-19 pandemic; risks related to ownership of the Company’s common stock; and the potential impact of anti-takeover and director and officer liability provisions in the Company’s charter documents and under Florida law. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2021 fiscal year titled “Risk Factors” and the “Risk Factors” section in its prospectus dated February 10, 2022. As a result of these factors, the Company cannot assure you that its forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all.

The forward-looking statements in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change; however, the Company undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us

SQL Technologies Corp. and Subsidiary

Unaudited Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$10,426,249	$2,308,871
Accounts receivable, net	115	1,543
Inventory	918,651	918,651
Prepaid expenses	40,903	—
Total current assets	11,385,918	3,229,065

Other assets:
Furniture and equipment, net	25,710	67,735
Patents, net	540,033	403,092
Other assets	2,174	2,174
Total other assets	567,917	473,001

Total Assets	$11,953,835	$3,702,066

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$507,250	$1,008,051
Notes payable, current	404,648	344,032
Accrued expenses	522,086	358,621
		—
GE royalty obligation	1,200,000	500,000
Total current liabilities	2,633,984	2,210,704

Long term liabilities:
Notes payable	5,492,572	5,286,642
Convertible notes	1,300,000	1,250,000
GE royalty obligation	2,638,000	3,838,000
Total long-term liabilities	9,430,572	10,374,642

Total liabilities	12,064,556	12,585,346

Commitments and Contingent Liabilities:
Redeemable preferred stock – subject to redemption: $0 par value; 20,000,000 shares authorized; 13,256,936 and 13,456,936 shares issued and outstanding at December 31, 2021 and December 31, 2020	3,314,233	3,364,233

Stockholders’ Deficit:
Common stock: $0 par value, 500,000,000 shares authorized; 66,295,288 and 64,515,231 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	57,356,139	34,353,592
Common stock to be issued	-	8,088,474
Additional paid-in capital	13,524,247	13,755,891
Accumulated deficit	(74,296,898)	(68,410,028)
Total stockholders’ deficit	(3,314,512)	(12,212,071)
Non-controlling interest	(35,442)	(35,442)
Total deficit	(3,349,954)	(12,247,513)

Total Liabilities and Stockholders’ Deficit	$11,953,835	$3,702,066

SQL Technologies Corp. and Subsidiary

Unaudited Consolidated Statements of Operations

	For the Year Ended December 31,
	2021	2020
Revenue	$43,109	$258,376
Cost of revenues	(149,286)	(503,033)
Gross (loss)	(106,177)	(244,657)
Selling, general and administrative expenses	5,081,906	8,741,320
Loss from operations	(5,188,083)	(8,985,977)
Other income / (expense)
Interest expense	(560,418)	(515,515)
Other income, Loan forgiveness	10,000	257,468
Gain on exchange	8,051	408
Interest income	36	1,511
Total other income (expense), net	(542,331)	(256,128)

Net loss including noncontrolling interest	(5,730,414)	(9,242,105)
		—
Preferred dividends	129,456	130,206
Net loss attributed to common shareholders	$(5,859,870)	$(9,372,311)

Net loss per share - basic and diluted	$(0.09)	$(0.15)

Weighted average number of common shares outstanding during the year – basic and diluted	64,943,703	62,754,177

SQL Technologies Corp. and Subsidiary

Unaudited Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss attributable to SQL Technologies	$(5,730,414)	$(9,242,105)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	42,025	74,277
Amortization of patent	42,262	32,032
(Other income), Loan forgiveness	(10,000)	(257,468)
Non-cash equity-based compensation expense	464,953	5,188,428
Non-cash equity-based compensation expense, related party	998,080
Change in operating assets and liabilities:
Accounts receivable	1,428	417,994
Prepaid expenses	(40,902)	5,629
Inventory	-	325,357
Right-to-use assets	-	54,112
Other assets	-	16,080
Royalty obligation	(500,000)	(87,508)
Lease, current		(53,210)
Accounts payable	(58,651)	158,468
Accrued expenses	88,464	358,621
Net cash used in operating activities	(4,627,755)	(3,129,293)

Cash flows from investing activities:
Purchase of property and equipment	-	(15,336)
Payment of patent costs	(179,203)	(94,540)
Net cash used in investing activities	(179,203)	(109,876)

Cash flows from financing activities:
Proceeds from common stock issuance	13,039,396	100,009
Proceeds from exercise of warrants	-	2,025,000
Proceeds from exercise of options	130,000	-
Proceeds from - PPP1 notes payable	178,235	279,500
Proceeds from - EIDL notes payable	-	150,000
Proceeds from issuance of convertible notes	50,000	1,250,000
Dividends paid	(129,456)	(130,206)
Principal repayments of – PPP1 note payable	(839)	—
Principal repayments on note	(343,000)	—
Net cash provided by financing activities	12,924,336	3,674,303

Increase (Decrease) cash and cash equivalents	8,117,378	435,134
Cash and cash equivalents at beginning of period	2,308,871	1,873,737
Cash and cash equivalents at end of period	$10,426,249	$2,308,871

Supplementary disclosure of non-cash financing activities:
Issuance of common stock listed as “to be issued” in prior year	8,088,474	-
Reclassed of accrued interest to note	442,150	-
Stock issuance, placement fees	502,040	-
Preferred stock conversion to common	50,000	-
Stock issuance, cashless exercise of warrants	74,375	-

Cash paid during the year for:
Interest	$560,418	$515,515